Filed pursuant to Rule 424(b)(5)

Registration No. 333-288693

PROSPECTUS SUPPLEMENT

(To prospectus dated July 16, 2025)

Mobile-health Network Solutions

Up to $300,000,000 of Class A Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “AGP”), pursuant to which we may, from time to time, issue and sell our Class A ordinary shares, par value US$0.000032 per share (“Class A Ordinary Shares”), covered by this prospectus supplement and accompanying prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

An At-the-Market (“ATM”) program will allow us to raise capital by selling Class A Ordinary Shares in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to shareholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors (the “Board”) has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell Class A Ordinary Shares having an aggregate gross sales price of up to $300,000,000 through the Sales Agent.

Our Class A Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MNDR.” On July 9, 2025, the last reported sales price of our Class A Ordinary Shares was $1.131 per share.

The aggregate market value of the outstanding Class A Ordinary Shares held by non-affiliates is $3,761,845 based on 4,072,128 outstanding Class A Ordinary Shares, of which 746,005 shares are held by affiliates, and a per share price of $1.131 based on the closing sale price of the Class A Ordinary Shares on July 9, 2025. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell Class A Ordinary Shares in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Class A Ordinary Shares covered by this prospectus may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, the Sales Agent may also sell shares of our Class A Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of shares of our Class A Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agent for sales of Class A Ordinary Shares sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of Class A Ordinary Shares sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of Class A Ordinary Shares, in connection with the sale of Class A Ordinary Shares under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-11 of this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the applicable U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR CLASS A ORDINARY SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is September 9, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on July 16, 2025. Under the shelf registration process, we may offer Class A Ordinary Shares from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $300,000,000 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the Class A Ordinary Shares.

This prospectus supplement describes the specific terms of the Class A Ordinary Shares we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of the Class A Ordinary Shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, Class A Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Class A Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “MNDR,” “Company,” “we,” “us,” or “our” refer to Mobile-health Network Solutions and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 20-F.

Business Overview

We are a leading telehealth solutions provider in Singapore in terms of various matrices, such as the number of patient consultations per day and the ranking of our mobile application. We provide our services on our MaNaDr platform, which is accessible via our mobile application and website. We seek to build a 360-degree holistic healthcare ecosystem supported by a global community of healthcare providers, with the mission to make healthcare simple and seamless, instantaneous, affordable and available to the masses. We serve both the community of users, by offering personalized and reliable medical attention to users worldwide, as well as the community of healthcare providers, by allowing them to have a broader reach to users through virtual clinics without any start-up costs and the ability to connect to a global network of peer-to-peer support groups and partners.

Our MaNaDr platform is a platform designed and created by doctors, for doctors and users. We were founded by a team of doctors with the aim of harnessing the power of IT and with a problem-solving centric approach to address global healthcare concerns and issues such as inequalities and inaccessibility in healthcare, complexities in obtaining correct healthcare in a timely manner, confusion due to the wide range of healthcare products and services available, and the global healthcare burden of obesity and chronic diseases.

Corporate Information

Our principal executive offices are located at 2 Venture Drive, #07-06/07 Vision Exchange, Singapore 608526. Our telephone number at this address is +65 6222 5223. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. We maintain a corporate website at https://manadr.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications Of Being An Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

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We will remain an emerging growth company until the earliest of  (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications Of Being A Foreign Private Issuer

We are considered a “foreign private issuer” within the meaning of the rules under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares having an aggregate offering price of up to $300,000,000.

Class A Ordinary Shares outstanding after this offering	Up to 269,324,117 Class A Ordinary Share, assuming sales of 265,251,989 Class A Ordinary Shares in this offering at an offering price of $1.131 per share, which was the last reported sale price of the Class A Ordinary Shares on the Nasdaq Capital Market on July 9, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At-the-market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for the Class A Ordinary Shares through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” on page S-11 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See the section titled “Use of Proceeds” on page S-11 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Nasdaq Capital Market symbol	“MNDR”

The number of Class A Ordinary Shares to be outstanding after this offering is based on 4,072,128 Class A Ordinary Shares outstanding as of July 9, 2025.

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our Company described below and incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended June 30, 2024, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business, Operations, Industry, Legal, and Regulatory Requirements

We may not be able to manage the growth of our business and operations or implement our business strategies on schedule or within our budget, or at all.

Our business has become increasingly complex in terms of both the type and scale of business we operate. Any expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. There can be no assurance that we will be able to effectively manage our growth or implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

As part of our business strategies, we expect to further expand our business to new jurisdictions, which may expose us to additional risks, including, among other things:

●	difficulties with managing operations into new geographical regions, including complying with the various regulatory and legal requirements of different jurisdictions;

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●	different approval or licensing requirements;

●	recruiting sufficient personnel in these new markets;

●	challenges in providing services and products as well as support in these new markets;

●	challenges in attracting business partners and users and remaining competitive;

●	potential adverse tax consequences;

●	foreign exchange losses;

●	limited protection for intellectual property rights;

●	inability to effectively enforce contractual or legal rights; and

●	local political, regulatory and economic instability or civil unrest.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business to these new jurisdictions will be affected, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve or it may be more costly to do so than we anticipate. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not be able to develop our existing technology infrastructure or recoup the investments we have made for such development, and failure to continue to innovate or adapt to industry changes may materially and adversely affect our business, financial condition, results of operations and prospects.

The telehealth solutions industry is characterized by rapidly changing technology, evolving industry standards and regulatory requirements, introduction of new services and products as well as changing user demands. We are also subject to other changes and developments in the telehealth solutions, Internet and healthcare industries and other industries in which we operate. These changes and developments may require us to continue to innovate, and failure to do so would have a material adverse effect on our business, financial condition, results of operations and prospects.

We may need to constantly upgrade our technology infrastructure to provide increased scale, improved performance and additional built-in functionality of our mobile application and website, and to keep pace with our business development, which may require significant investments in time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Failure to improve our technology infrastructure accordingly may materially affect our ability to adopt new services and products, and could result in unanticipated system disruptions, slower response times and impaired quality of our users’ and other participants’ experiences, which may, in turn, materially and adversely affect our business, financial condition, results of operations and prospects.

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While we have been enhancing our technological capabilities and developing a number of technologies to support our ecosystem, if we experience problems with the functionality and effectiveness of our technologies in the course of development, or if we are unable to continually improve our technologies to handle our business needs as expected, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Furthermore, we have invested, and are expected to continually invest, significant amounts in upgrading our technological infrastructure and developing our technologies. We are likely to recognize costs associated with these investments earlier than some of the anticipated benefits and the return on these investments may be lower, or may develop more slowly, than we expected. We may not be able to recover our capital expenditures or investments, in part or in full, or the recovery of these capital expenditures or investments may take longer than expected. As a result, the carrying value of the related assets may be subject to an impairment charge, which may materially and adversely affect our business, financial condition, results of operations and prospects.

Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to governmental supervision and regulation by various governmental and regulatory authorities in Singapore, including but not limited to, the Ministry of Health, the Health Sciences Authority and the Singapore Medical Council, and in other jurisdictions where we conduct our business operations. Such government authorities, statutory boards, agencies and bodies promulgate and enforce laws and regulations that cover a variety of business activities that our operations relate to, such as the provision of medical services online, retail, sales and online operation of pharmaceutical products and medical devices, and software development, among other things. These regulations in general regulate the entry into, the permitted scope of, as well as approvals, licenses and permits for, the relevant business activities. Due to uncertainties in the regulatory environment of the industries and/or jurisdictions in which we operate, there can be no assurance that we have obtained or applied for all the approvals, permits and licenses required for conducting our business in Singapore or elsewhere, or would be able to maintain our existing approvals, permits and licenses or obtain any new approvals, permits and licenses if required by any future laws or regulations. If we fail to obtain and maintain the necessary approvals, licenses or permits required for our business, we could be subject to liabilities, penalties and operational disruption and our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our business generates and processes a large amount of data, and the improper use or disclosure of such data could harm our reputation as well as have a material adverse effect on our business and prospects.

Our platform generates and processes a large amount of personal, transaction, demographic and behavioral data. Sensitive user information in our business operations is stored in third party datacenters. Such information includes, but is not limited to, personal information (such as users’ name, cell phone number, delivery address, age and gender, consultation record, order record and activity log). We have kept all sensitive user information in our database such as order records and consultation records since inception. We face risks inherent in handling large volumes of data and in securing and protecting such data. In particular, we face a number of data-related challenges from consultations, transactions and other activities on our platform, including:

●	protecting the data in and hosted on our system, including against attacks on our system by external parties or improper behavior by our employees;

●	addressing concerns related to privacy and sharing, safety, security and other factors; and

●	complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Any systems failure or security breach or lapse that results in the unauthorized release of our user data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability.

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Our terms of service concerning the collection, use and disclosure of user data are posted on our MaNaDr mobile application and website. Any failure, or perceived failure, by us to comply with our privacy policies or any applicable regulatory requirements or privacy protection-related laws, rules and regulations could result in proceedings or actions against us by governmental or regulatory authorities or others. These proceedings or actions may subject us to significant penalties and negative publicity, require us to change our business model or practices, increase our costs and disrupt our business. As we expand our operations, we may be subject to additional laws in other jurisdictions where our users and business partners of our ecosystem are located. The laws, rules and regulations of other jurisdictions may impose on us more stringent or conflicting requirements with financial penalties for non-compliance higher than those in Singapore, and the compliance with such requirements could require significant resources and result in substantial costs, which may materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to credit risk with respect to trade receivables.

We generally allow a credit period of 30 days to our customers, in particular other clinics that purchase medicine from us. As of June 30, 2024 and 2023, our trade receivables turnover days were 4 days and 7 days, respectively. As of the same dates, trade receivables of approximately US$29,000 and US$30,000, respectively, were past due but not impaired. These mainly relate to a number of customers whom there is no significant financial difficulty for and, based on our past experience, the overdue amounts can be recovered from. Nevertheless, there can be no assurance that all such amounts due to us will be settled on time, or that such amounts will not continue to increase in the future. Accordingly, we face credit risk in collecting trade receivables due from customers. Our performance, liquidity and profitability would be adversely affected if significant amounts due to us are not settled on time or substantial impairment is incurred. The bankruptcy or deterioration of the credit condition of any of these customers could also materially and adversely affect our business, financial condition, results of operations and prospects.

We are subject to extensive and evolving regulatory requirements, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects.

Many of our business operations are highly regulated. See “Item 4. Information on the Company — B. Business Overview — Regulations.”  Our business is subject to laws, regulations, licensing and accreditation requirements in Singapore and other countries where we may operate. Such laws, regulations, licensing and accreditation requirements cover many aspects of our business, including, but not limited to:

●	the conduct of our operations;
●	the provision of services;
●	the quality of medical facilities, equipment and services;
●	the purchase and sale of medications and pharmaceutical drugs;
●	the handling and disposal of regulated items and associated environmental regulations for medical facilities;
●	the qualifications of medical and other clinical personnel; and
●	the confidentiality and maintenance of, and security issues associated with, health-related information and medical records.

The qualifications and practicing activities of our medical professionals, nurses and assistants are strictly regulated under the laws and regulations of the jurisdictions in which we may operate, as well as by other applicable codes of professional conduct or ethics. If our medical professionals and nurses fail to comply with their professional licensing requirements, we may be subject to administrative penalties including fines, loss of licenses or restrictions on our medical facility operations, which could materially and adversely affect our business and reputation.

In addition, there are various licensing requirements governing different aspects of our business with which we must comply and which may impose conditions that may restrict our operations. Regulatory authorities may exercise broad discretion in assessing our compliance with licensing requirements, varying licensing requirements or introducing new licensing requirements, and we may incur significant costs and suffer operational restrictions that could be harmful to our business.

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Our pharmaceutical services business is also regulated by various healthcare laws and regulations and we are subject to, among others, licensing and certification requirements, product registration requirements, quality and safety standards and periodic renewal and reassessment procedures. For example, we are required to possess various permits, licenses or certifications to provide our services and products, and the third parties on whom we rely to sell and distribute our products are subject to similar requirements. If we or these third parties are unable to obtain or renew such permits, licenses or certifications in a timely manner, or at all, we and/or such third parties may not be able to provide the relevant services and/or sell or distribute the relevant products in the relevant jurisdiction and our business operations in such jurisdiction may be materially disrupted. As a licensed wholesaler of pharmaceutical products, we are required by the relevant laws and regulations to only supply such products to certain specified persons, such as licensed retail pharmacies, licensed healthcare institutions and qualified healthcare professionals. While we have implemented measures to prevent unauthorized persons from purchasing pharmaceutical products from us (for example, we require persons who wish to open a purchasing account with us to provide us with copies of the relevant licenses to establish that they are registered healthcare professionals and we only deliver to the address of the account holder), there is a risk that unauthorized persons may nevertheless, fraudulently or otherwise, manage to create a purchasing account with us and/or acquire pharmaceutical products from us. In such an event, we may be exposed to civil and criminal liability under the relevant laws and regulations.

Furthermore, the introduction of new services and products may require us to comply with additional, yet undetermined, laws and regulations. Compliance may require obtaining appropriate permits, licenses or certificates as well as expending additional resources to monitor developments in the relevant regulatory environment. The failure to adequately comply with these future laws and regulations may delay, or possibly prevent, some of our products or services from being offered to users, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

Changes to existing laws, regulations and guidelines, or the introduction of new laws, regulations and guidelines could also have a negative impact on our operations, even if such laws and regulations are not directly applicable to us. Should there be any subsequent modifications, additions or new restrictions to the current compliance standards, we may incur additional costs or administrative burdens in complying with the new or modified standards which may materially and adversely affect our profitability and, consequently, our business, financial condition, results of operations and prospects.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.

As we expand our international operations, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or that are more significant than in our domestic operations. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets and pricing constraints. Our international services and products need to meet country-specific user preferences as well as country-specific legal requirements, including those related to licensing, digital health, privacy, data storage, location, protection and security. Our ability to conduct digital health services internationally is subject to the applicable laws governing remote healthcare and the practice of medicine in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial and regulatory authorities with broad discretion. Nonetheless, we cannot be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with physicians, services agreements and customer arrangements.

Our business may also be affected by macroeconomic factors, such as general economic conditions, level and volatility of economic growth, inflation, exchange rates, adverse market sentiment and consumer confidence in the jurisdictions we operate in, trade tensions, social and political unrest, and regulatory, fiscal and other governmental policies, all of which are beyond our control. In particular, we are exposed to the risks of global trade wars and tariffs, which could disrupt the international trade flows and supply chains that are essential for our operations. Trade wars and tariffs could result in higher costs, lower demand, reduced market access, increased uncertainty, and retaliatory measures for products and services in various countries. Moreover, trade wars and tariffs could trigger or exacerbate geopolitical tensions, social unrest, and protectionist policies that could further undermine the stability and predictability of the global economic and regulatory environment. We cannot predict the outcome or duration of these trade conflicts or their impact on our business, financial condition, results of operations and prospects, which could be material and adverse.

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Our international operations increase our exposure to, and require us to devote significant management resources to implement controls and systems to comply with the privacy and data protection laws of non-U.S. jurisdictions and the anti-bribery, anti-corruption and anti-money laundering laws of the U.S. (including the Foreign Corrupt Practices Act of 1977) and the United Kingdom (including the Bribery Act) and similar laws in other jurisdictions. Implementing our compliance policies, internal controls and other systems upon our expansion into new countries and geographies may require the investment of considerable management time and financial and other resources over a number of years before any significant revenues or profits are generated. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or employees, restrictions or outright prohibitions on the conduct of our business and significant brand and reputational harm. We must regularly reassess the size, capability and location of our global infrastructure and make appropriate changes, and must have effective change management processes and internal controls in place to address changes in our business and operations.

Our success depends, in part, on our ability to anticipate these risks and manage these difficulties, and the failure to do so could have a material adverse effect on our business, operating results, financial position, brand, reputation and/or long-term growth. Our international operations require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes and time zones. Our international operations encounter labor laws, customs and employee relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries where we are required to, or choose to, operate with local business partners in the future, this may require us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the Class A Ordinary Shares. See “Use of Proceeds.”

The sale of the Class A Ordinary Shares in this offering and any future sales of the Class A Ordinary Shares may depress our stock price and our ability to raise funds in new stock offerings.

We may issue Class A Ordinary Shares from time to time in connection with this offering. This issuance from time to time of these new Class A Ordinary Shares, or our ability to issue these Class A Ordinary Shares in this offering, could result in resales of the Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, sales of the Class A Ordinary Shares on the public market following this offering could lower the market price of the Class A Ordinary Shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of Class A Ordinary Shares would have on the market price of the Class A Ordinary Shares.

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We plan to sell shares of the Class A Ordinary Shares in “at-the-market offerings” and investors who buy Class A Ordinary Shares at different times will likely pay different prices.

Investors who purchase Class A Ordinary Shares in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, price, and number of shares sold in this offering. Investors may experience a decline in the value of their Class A Ordinary Shares. The trading price of the Class A Ordinary Shares has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of the Class A Ordinary Shares, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of Class A Ordinary Shares that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time during the term of the Sales Agreement. The number of Class A Ordinary Shares that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for the Class A Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur, could depress the market price of the Class A Ordinary Shares.

Sales of a significant number of Class A Ordinary Shares in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of the Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Class A Ordinary Shares or the market perception that we are permitted to sell a significant number of our securities would have on the market price of the Class A Ordinary Shares.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from such predictions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made or on management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell Class A Ordinary Shares having aggregate sales proceeds of up to $300,000,000 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of Class A Ordinary Shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of the Class A Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with AGP under which we may from time to time issue and sell Class A Ordinary Shares, having a maximum aggregate offering price of up to $300,000,000, to or through AGP, acting as our sales agent or principal. The sales of Class A Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for the Class A Ordinary Shares or to or through a market maker. If we and AGP agree on any method of distribution other than sales of Class A Ordinary Shares on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

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Each time that we wish to issue and sell Class A Ordinary Shares under the Sales Agreement, we will provide AGP with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Class A Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, AGP, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell Class A Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or AGP may suspend the offering of Class A Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Class A Ordinary Shares, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and AGP may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Class A Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to AGP. AGP may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by AGP, and AGP may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay AGP commissions for its services in acting as our sales agent in the sale of Class A Ordinary Shares pursuant to the Sales Agreement. AGP will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse AGP for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $40,000 and up to an additional $20,000 per fiscal year for maintenance.

Assuming the sale of the maximum amount of the Class A Ordinary Shares permitted by regulation to be sold pursuant to the registration statement to which this prospectus supplement relates, we estimate that the total expenses for this offering, excluding compensation payable to AGP and certain expenses reimbursable to AGP under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A Ordinary Shares.

Regulation M

In connection with the sale of Class A Ordinary Shares on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of AGP will be deemed to be underwriting commissions or discounts.

AGP will not engage in any market making activities involving the Class A Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, AGP will not engage in any transactions that stabilize the Class A Ordinary Shares.

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Indemnification

We have agreed to indemnify AGP against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and to contribute to payments that AGP may be required to make in respect of such liabilities.

Listing

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “MNDR.”

Other Relationships

AGP and/or its affiliates may in the future engage, in transactions with, and may from time to time perform investment banking and advisory services for us in the ordinary course of their business and for which it will receive customary fees and expenses. In addition, in the ordinary course of its business activities, AGP and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of our Class A Ordinary Shares being offered hereby will be passed upon by Harney Westwood & Riegels Singapore LLP, our counsel as to Cayman Islands laws. Certain legal matters in connection with the U.S. federal laws have been passed upon for the Company by Loeb & Loeb LLP, New York, New York. The Sales Agent is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2024 and the related consolidated statements of operation and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended have been audited by JWF Assurance PAC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

The consolidated balance sheets of the Company and its subsidiaries as of June 30, 2023 related consolidated statements of operation and comprehensive income (loss), changes in stockholders’ equity, and cash flows for the year then ended have been audited by Simon & Edward, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference to the Company’s annual report on Form 20-F/A for the year ended June 30, 2024.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is https://manadr.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

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This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about the Sales Agreement are summaries and each statement is qualified in all respects by reference to the Sales Agreement to which it refers. You should refer to the actual Sales Agreement for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report (Amendment) on Form 20-F/A for the year ended June 30, 2024 (the “2024 Annual Report”), filed with the SEC on October 29, 2024;

●	Our Current Reports on Form 6-K furnished to the SEC on December 26, 2024, January 17, 2025, February 4, 2025, February 19, 2025, March 6, 2025, March 26, 2025, May 5, 2025, June 6, 2025, and June 6, 2025, June 16, 2025 (the June 13, 2025 Form 6-K is referred to as the “2024 Interim Results”); and

●	The description of our Class A Ordinary Shares contained in our registration statement on Form 8-A12B filed with the SEC on March 25, 2024 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in this prospectus supplement) by contacting us as follows:

Mobile-health Network Solutions

2 Venture Drive, #07-06/07 Vision Exchange

Singapore 608526

Siaw Tung Yeng, Co-Chief Executive Officer and Director

Telephone: +65 6222 5223

Email: drsiaw@manadr.com

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Up to $300,000,000 of Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

September 9, 2025